WAIVER AND RELEASE AGREEMENT


I. RECITALS

     A. James Forbes (hereinafter referred to as "Forbes") has been formerly employed by Century Casinos, Inc., and by its African subsidiary Century Casinos Africa (Pty) Limited ("CCA") (collectively referred to as "CCI"). (The term CCI shall also include all of CCI's subsidiaries and affiliates without exception.) Forbes also provided services to CCI pursuant to a Management Agreement between CCI and Respond Limited ("Respond"). Forbes and CCI are desirous of terminating all their business, management and employment relationships in an amicable manner under the terms of this Waiver and Release Agreement ("Waiver and Release") except as specifically provided by this Waiver and Release. Forbes also has held certain positions with CCI's subsidiaries and serves as a director on CCI's Board. By this Waiver and Release the parties also reiterate and ensure that all employment and business relationships between them are terminated, including Forbes' status as one of CCI's directors, except as specifically provided herein.

     B. This Waiver and Release sets forth below the terms and conditions of an amicable settlement and a full accord and satisfaction of all claims and controversies between Forbes and CCI. Neither party admits to any wrongful conduct by entering this release, and each party specifically denies such.

     C. This Waiver and Release is executed in conjunction with the termination of Forbes' employment, and other relationships, with CCI but the scope of this Waiver and Release is broader than that. The parties intend to settle by this Waiver and Release all matters between them relating to or arising out of events occurring up to the date of this Waiver and Release.


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II. COVENANTS

     A. CCI agrees to make the following payments to Forbes, in settlement of any claims and as the entire payment for all claims that might have been brought in any lawsuit or in any administrative forum, in any state of the United States or in any other country, up to the date of the execution of this Waiver and Release, including any claims for attorneys' fees and costs ("the payments"). The payments are also in consideration for Forbes' other agreements contained herein. The parties agree that the payments represent consideration over and above any amounts otherwise due Forbes and are adequate consideration for Forbes' promises in this Waiver and Release. Payments under this Waiver and Release shall be made pursuant to the employment and/or consulting services to be performed by Forbes for CCI and CCA pursuant to this Waiver and Release, as described in Exhibit A, which shall be an integral part of this Waiver and Release. CCI waives any claims arising from or relating to Forbes' employment by CCI.

     B. In consideration of the payment by CCI to Forbes of the payments described in Exhibit A, and in consideration of the promises of CCI contained in
Section II.A., above, Forbes, individually and on behalf of his successors, heirs, and assigns, hereby forever releases, remises, waives, acquits, and discharges CCI, together with any and all parent corporations of CCI and their respective subsidiaries, successors, predecessors, assigns, directors, officers, shareholders, supervisors, employees, attorneys, agents, and representatives, from any and all actions, causes of action, claims, demands, losses, damages, costs, attorneys' fees, judgments, liens, indebtedness, and liabilities whatsoever, known or unknown, suspected or unsuspected, past or present, arising from or relating or attributable to Forbes' employment by, or directorship with, CCI, the termination of said employment, Forbes' contractor arrangement with CCA, the

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termination  of that  contractor  status,  Forbes'  subsequent  search for other employment to the date of this Agreement, and, without limiting the generality of the foregoing, from any and all matters asserted, or which could have been asserted, in any U.S. state or federal judicial or administrative forum, or in any judicial or administrative forum in any country outside the United States, up to the date of this Waiver and Release, specifically, but not by way of limitation, including claims under the Fair Labor Standards Act, as amended, the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Post-Civil War Reconstruction Acts, as amended, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974, any state civil rights act, any state statutory claim, including wage and hour claims, and any claim of wrongful discharge, tort or contract arising out of the common law of any state in the U.S., and any claim of any kind arising under the law of any country outside the United States. Forbes further agrees not to pursue any claims he may have for pain and suffering, intentional infliction of emotional distress, or similar claims. Forbes further agrees that he will provide no support of any kind for any person who threatens or brings any claim against CCI. Forbes will only provide information to any person, who threatens or brings a claim against CCI, under subpoena or court order and after informing CCI of the subpoena or court order in question.

     C. Forbes hereby covenants and warrants that he has not assigned or transferred to any person any portion of any claims which are released, remised, waived, acquitted, and discharged in paragraph II-B above.

     D. Also in consideration for the payments described in paragraph II.A., above, and in Exhibit A, Forbes agrees as follows:

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     1.  Forbes  confirms  that he has  resigned  from any  positions  with CCI, effective no later than the date Forbes signs this Waiver and Release, including any Director positions on the Board of Directors of CCI, or any of its parents, affiliates or subsidiaries. Nevertheless, Forbes may, at his discretion, remain a Director of CCAL through December 31, 2004, as detailed in Exhibit A. Forbes will execute these resignations on the form attached at Exhibit B, and Forbes shall sign and date such resignation no later than the effective date of this Waiver and Release and return it to Erwin Haitzmann.

     2. Forbes agrees that he will return to CCI all property of CCI in his possession, including but not limited to keys, credit cards, files, plans, reports, and data of every kind relating to CCI's business, without limitation, including but not limited to spreadsheets, calculations, and budgets. Forbes recognizes that this obligation specifically includes any data relating to CCI's business stored in any electronic medium, whatever, including but not limited to, any computer system or laptop computer in Forbes' possession or to which Forbes has access. Forbes agrees he will return such property within five (5) days of the termination of his employment with CCA or the termination of his status as a consultant with CCI/CCA, whichever occurs last, to Giovanni Rizzo, or such other persons designated by CCI. Nevertheless, the parties agree that as an exception to this provision, Forbes may keep two CCI-provided cell phones, computer, software, and printer, so long as any information pertaining to the business of CCI (including trade secrets and Confidential Information) is first deleted from such computer.

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

     3. Forbes recognizes that as a managerial employee or consultant and director of CCI, he had and continues to have access to "Confidential
Information" of CCI. For purposes of this Waiver and Release, "Confidential Information" shall include any of CCI's proprietary information or trade secret information as defined by Colorado Law. "Confidential Information" specifically includes, but is not limited to, the following types of information: designs, drawings, specifications, data, documentation, diagrams, flow charts, research (including market research), financial information, marketing and development plans, customer names and other information relating to customers, price lists, pricing and operational policy, and financial information. Information, however, which is generally known in the trade, or generic information which is learned outside of Forbes' association with CCI, shall not be deemed "Confidential Information." Forbes agrees that he will not disclose CCI's "Confidential Information" to any person, or entities, without CCI's prior written permission.

     4. Forbes also agrees that, until December 31, 2003, Forbes will not, either directly or indirectly, on Forbes' own behalf or in the service of or on behalf of others, employ any employee of CCI, or solicit, or recruit any employee of CCI to leave employment with CCI, or otherwise terminate employment with CCI, or join a competitor of CCI.

     5. Forbes expressly recognizes that any breach of his obligations under this Waiver and Release would result in irreparable injury to CCI and agrees that CCI shall be entitled to institute and prosecute proceedings in the Delaware court, to enforce specific performance, or to enjoin Forbes from activities in violation of, not withstanding any other provision of this Waiver and Release. With regard to Forbes' obligations, Forbes also recognizes that any remedy for CCI at law would be inadequate, and that CCI is or


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would  be  entitled  to an  injunction  to  enjoin  the  violations  of  Forbes'
obligations. Forbes specifically agrees that in the event of a violation or threatened violation of these sub-paragraphs, CCI may obtain an injunction, without posting any bond or other security, to restrain the unauthorized violation or failure to comply with Forbes' obligations.

     E. Forbes and CCI agree to keep the substance of negotiations and conditions of the settlement, and the terms and substance of this Waiver and Release, strictly confidential, unless or until this Waiver and Release becomes public knowledge as a consequence of CCI following SEC rules and/or advice of legal counsel.

     F. Apart from the consideration described in Exhibit A, which Forbes will receive after the effective date of this Waiver and Release, each party will bear its own costs and attorneys' fees. CCI shall, until December 31, 2003, cover the cost associated with any casino licensing investigation Forbes might become subject to because of his shareholding in CCI; this commitment from CCI shall be valid only for casino licensing investigations triggered by CCI related casino projects and automatically ends on December 31, 2003.

     G. This Waiver and Release sets forth the complete agreement between the parties. No other covenants or representations have been made or relied on by the parties, and no other consideration, other than that set forth herein, is due between the parties. Specifically, but without limiting the scope of the foregoing, no payment of money between the parties is due in any way, in any amount, or on account of any charge, including attorneys' fees, other than the sum described in Exhibit A.

     H. Forbes represents that he has read this Waiver and Release and understands each of its terms. Forbes further represents that no representations, promises, agreements, stipulations, or statements have been made by CCI, or its parent corporation


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

or their respective subsidiaries, successors, predecessors, assigns, directors, officers, employees, shareholders, supervisors, agents, attorneys, or representatives to induce this settlement, beyond those contained herein. Forbes further represents that he voluntarily signs this Waiver and Release as his own free act.

     I. If any provision of this Waiver and Release should be declared to be unenforceable by any administrative agency or court of law, the remainder of the Waiver and Release shall remain in full force and effect, and shall be binding upon the parties hereto as if the invalidated provision were not part of this Waiver and Release.

     J. Delaware law shall govern the interpretation of this Waiver and Release.

     K. The parties agree that they shall not publicly disparage or deprecate each other, including their respective officers, directors or employees.

     L. Any dispute concerning the interpretation of this Waiver and Release, or the parties' obligations under this Waiver and Release, shall be resolved by final binding arbitration, under the then-existing rules of Delaware.

     M. If a party is required to initiate an action in court to enforce this Waiver and Release, or to assert this Waiver and Release as a defense to an action initiated by the other party, the prevailing party shall be entitled to its costs and attorneys' fees from the other party, to the extent such costs and fees are related to the enforcement of this Waiver and Release or the assertion of it as a defense.

     N. Forbes certifies that, as of the date of this Waiver and Release, to the best of his knowledge and professional judgment, all of CCI's books, financial statements, and related data for which he was responsible, are in satisfactory order and are in conformance with all rules, regulations, and laws that pertain to such data and information.

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     IN WITNESS  THEREOF,  and intending to be legally  bound,  the parties have executed this Waiver and Release to be effective on the last date entered below.

CENTURY CASINOS, INC.

By:     /s/ Erwin Haitzmann                            /s/ James Forbes
     -------------------------                   -------------------------------
Its:   Chief Executive Officer and                JAMES FORBES
       Chairman of the Board

Date:    1st May 2003                        Date:      1st May 2003
       -----------------------                   -------------------------------

By:    /s/ Peter Hoetzinger
     -------------------------
Its: President and Vice Chairman
     of the Board

                                   Exhibit A



CCA - Forbes arrangement

1. Forbes and CCA agree that the employment shall be terminated and converted into a consulting agreement. The termination of employment and simultaneous change to consulting agreement (Forbes to assist and support CCA in the Gauteng project) shall come into effect at the earlier of (i) Forbes receiving permanent residence status in South Africa, or (ii) December 31, 2003. In any case, there shall neither be any employment nor any consulting arrangement after December 31, 2003. Both the employment and the consulting arrangements shall terminate immediately, without further notice, once Forbes is employed by another casino, or casino associated, company. Any assistance rendered to Silverstar Development Ltd. in connection with the Gauteng project (whether or not rendered under the auspices of the consulting agreement) will not be deemed employment by another casino, or casino associated company.

2. The total payment from CCA to Forbes, no matter whether under an employment arrangement or under a consulting agreement, shall be R 40 000, total cost to company, per month.

3. Forbes and CCA agree that no other and no further payments or benefits shall be due to Forbes arising out of the employment and/or consulting arrangements. Acceptance of the terms hereof constitutes a full and final settlement of all claims arising from the Labour Relations Act, 66 of 1995 or any labour legislation or civil claim, which the respective parties may have against the other and Forbes hereby acknowledges that no further payments or obligations are due to him by CCA on acceptance of the terms hereof.

Exercise of options with CCI

4. CCI shall cooperate to the fullest extent permissible in assisting Forbes (or nominated affiliated Trust / Entity) to utilize existing shares held for the exercise of any or all of the options held and in the transfer of any related rights from Forbes to the nominated affiliated Trust / Entity.

5. No matter when Forbes' employment with CCA ends, for the purpose of the Employee Equity Incentive Plan ("EEIP") it shall be deemed to have ended on April 1, 2003; this date shall also be the date on which the three months time frame that Forbes has available to exercise his options commences. Therefore, the last day on which Forbes, or his Trust / Entity, can exercise the options is June 30, 2003.

Shares in CCA

6. In accordance with the provisions of the CCA Share Incentive Scheme, CCA shall exercise its right to repurchase Forbes' shares in CCA at the price Forbes paid for those shares, which is R 2 174 (two thousand one hundred and seventy four Rand).

General

7.   Forbes  shall  fully  and   exclusively   cooperate  with  CCI/CCA  in  the
     maintenance of its interests in the West Rand casino license/project until December 31, 2003.

8. Should Forbes, before December 31, 2003, work with, for, or become associated with, any casino or casino related company or project in an area or province CCI (or any of its affiliates) is active in, this shall constitute a material breach of this agreement by Forbes and none of the above payments shall be payable/applicable save that any involvement by


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

     Forbes with Silverstar Development Ltd. (or its successor in title to the Gauteng casino project) shall not constitute a breach of this agreement.

9. Forbes may elect to remain director of CCAL until 31 Dec 2004 as long as Forbes is not working for (or in any other way associated with) another casino company (with the exception of our Gauteng project until licensing).

10.  CCA  anticipates to look favorably upon an application  from Forbes for the
     CEO  position  of  Silverstar,   depending  on  CCA's  final  position  and
     arrangement with Silverstar.

11. CCI / CCA shall cooperate to the fullest extent with Forbes in the transfer of current medical insurance, 401K, and cellphone accounts.

12.  Equipment to be retained Forbes to also include cellphones x 2

13. CCI / CCA shall provide suitable testimonials / references as and when required by Forbes.


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                                    Exhibit B


         TO:      ERWIN HAITZMANN

          Effective May 1, 2003, I hereby resign all positions with Century Casinos, Inc. ("CCI") and its subsidiaries or affiliated companies, including but not limited to the following:

          - Board of Directors of Century Casinos, Inc.,

          - Member of the Executive Committee of Century Casinos,  Inc.'s board,

          - Board of Directors of Century  Casinos Africa (Pty) Ltd.,

          - Board of Directors of Rhino Resorts Ltd.,

          - CEO of Rhino Resorts Ltd. and of Century Casinos Westrand (Pty) Ltd.

          I understand that this resignation is effective with respect to all positions I hold with CCI, and its subsidiaries and affiliated companies, including positions of Director, except that I can remain an employee or consultant of Century Casinos Africa (Pty) Ltd ("CCA") through December 31, 2003, under the terms of Exhibit A of the Waiver and Release. I also understand that I may, at my discretion, remain a Director of Century Casinos Caledon (Pty) Ltd. under circumstances described in Exhibit A of the Waiver and Release, until December 31, 2004.

         /s/ James Forbes
         JAMES FORBES

         Date  1st May 2003